UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ATMEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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Atmel Corporation posted the following information on its website at http://www.atmel.com/ir/ on the evening of May 2, 2007.
MAKE SURE YOUR VOTE COUNTS!
—INSTRUCTIONS FOR VOTING YOUR SHARES—
Shareholders are rightfully concerned about how to ensure that all their shares get properly voted AGAINST the Perlegos proposal at the Special Meeting on May 18th. There are a number of ways in which you may hold your shares, and it is important that you vote with respect to all the WHITE cards that you receive. Likewise, it is important that you do not return any Green cards you may receive from George Perlegos.
Here are some voting tips to make sure your shares are represented at the Annual Meeting:
1.	EXECUTE A VOTE WITH RESPECT TO EACH WHITE PROXY CARD YOU RECEIVE.

This is important because you may hold your shares in a variety of accounts, and each account is important. You may receive proxy cards because you hold in registered name, and you may receive voting instruction forms for accounts you hold through a bank or broker. Furthermore, sometimes proxies get lost or delayed in the mail, and we want to make sure we receive your vote.

2.	YOU CAN VOTE IN ANY ONE OF THREE EASY WAYS—BY TELEPHONE, VIA THE INTERNET, OR BY MAIL:
•	To vote by TELEPHONE OR BY INTERNET, please have at hand the WHITE proxy card or voting instruction form. Please locate the Control Number required to verify your identity. Then dial the toll-free number or access the voting website indicated on the WHITE proxy card or voting instruction form, and follow the simple prompts.

Please note that if you hold in multiple accounts, you should reference the specific Control Number indicated on each proxy card or voting instruction form you receive. There are different toll-free numbers and voting websites for accounts held in registered name or through a bank or broker. The appropriate toll-free number or voting website will always be located on the proxy card or voting instruction card you receive for each account.

•	To vote by mail, please sign, date and return EACH WHITE proxy card or voting instruction form you receive, in the envelope provided.

To vote AGAINST the Perlegos proposal, you need only sign, date and return the WHITE proxy card or voting instruction form. If you agree with our voting recommendations, you do not need to mark your vote choices.
3.	DO NOT FOR ANY REASON VOTE USING THE GREEN PROXY CARD SENT TO YOU BY GEORGE PERLEGOS. If you inadvertently submit a vote using a Green proxy card, it may revoke your vote for the Company.

Remember – only your latest dated proxy will count. If you have voted using a Green proxy card in error, you have every legal right to change your vote by using the WHITE proxy card TODAY, to vote by telephone, Internet, or by signing, dating a returning a new WHITE proxy card/voting instruction card in the postage-paid envelope provided.
Remember, if you have any questions, or need assistance in voting your shares, please call our proxy solicitor,
INNISFREE M&A INCORPORATED
TOLL-FREE at 1 (877) 456-3488.